UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

21301 Burbank Boulevard
Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

(818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, Harold A. Zeitz, President of Classmates, Inc., a wholly-owned subsidiary of United Online, Inc. (the “Company”)  entered into a General Release and Agreement (the “Release”) with Classmates, Inc.,  regarding his departure from Classmates, Inc. to pursue other interests, effective as of May 16, 2014 (the “Separation Date”).  Under the terms of the Release, Mr. Zeitz will receive (i) a severance payment of $448,790, (ii) an additional separation payment of $138,333 based on his prorated target bonus for the fiscal 2014 year, less any applicable tax withholdings, and (iii) vesting of a total of 22,869 of the restricted stock unit awards granted on February 29, 2012, March 6, 2013 and March 6, 2014.

Effective as of the Separation Date, Francis Lobo, the Company’s current President and Chief Executive Officer, will assume the role of interim President of Classmates, Inc.

The foregoing description of the material terms of the Release does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the Release, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014

UNITED ONLINE, INC.

	By:	/s/ Francis Lobo
Francis Lobo
President and Chief Executive Officer

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